Exhibit 3.6

STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary
for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Certified Copy

March 20, 2014

Job Number: C20140320-2324
Reference Number:
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20140203763-38	Articles of Incorporation	1 Pages/1 Copies

Respectfully,

ROSS MILLER
Secretary of State

Certified By: Stephen Loff
Certificate Number: C20140320-2324
You may verify this certificate
online at **http://www.nvsos.gov/**

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

CORPORATE CHARTER I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that MEDICINE MAN TECHNOLOGIES, INC. , did on March 20, 2014, file in this office the original Articles of Incorporation; that said Articles of Incorp ora tion are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada. IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at m y office on Marc h 20, 2014. :;; ;: ROSS MILLER Secretary of State Certified By : Stephen Loff Certificate Number: C20140320 - 2324 You may verify this cert i ficate online at http://www.nvsos.gov/

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

040104

Filed in the office of	Document Number 20140203763-38
Ross Miller Secretary of State State of Nevada	Filing Date and Time 03/20/2014 12:16 PM
	Entity Number E0149142014-4

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: Medicine Man Technologies, Inc.

2. Registered Agent for Service of Process: (check only one box)

[X] Commercial Registered Agent: Unisearch, Inc.
Name

[ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity

10 Bodie Drive, Carson City, Nevada 89706
Street Address, City, Zip Code

Mailing Address (if different from street address), City, Nevada, Zip Code

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares *with par value:* ______ Par value per share: $ ______ Number of shares *without par value:* 1,000,000

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) Brett Roper
Name
13791 E. Rice Place, Aurora, CO 80015
Street Address, City, State, Zip Code

2) ______
Name
Street Address, City, State, Zip Code

5. Purpose: (optional; required only if Benefit Corporation status selected)

The purpose of the corporation shall be:

6. Benefit Corporation: (see instructions) [ ] Yes

7. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

Kelly Szatkowskic/oIrvine Venture Law Firm,LLP X Kelly Szatkowski
Name, Incorporator Signature

19900 MacArthur Blvd., Suite 1150, Irvine, CA 92612
Address, City, State, Zip Code

8. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X [signature] Unisearch
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity

MAR 20 2014
Date

This form must be accompanied by appropriate fees.

Nevada Secretary of State NRS 78 Articles Revised: 11-13-13

Document must be filed electronically.
Paper documents are not accepted.
Fees & forms are subject to change.
For more information or to print copies
of filed documents, visit www.sos.state.co.us.

E-Filed

Colorado Secretary of State
Date and Time: 04/03/2014 01:10 PM
ID Number: 20141222923

Document number: 20141222923
Amount Paid: $100.00

ABOVE SPACE FOR OFFICE USE ONLY

Statement of Foreign Entity Authority

filed pursuant to § 7-90-803 of the Colorado Revised Statutes (C.R.S.)

1. The entity ID number, the entity name, and the true name, if different, are

Entity ID number: 20141222923
(Colorado Secretary of State ID number)

Entity name: Medicine Man Technologies Inc

True name
(if different from the entity name): ______

2. The form of entity and the jurisdiction under the law of which the entity is formed are

Form of entity: Foreign Corporation

Jurisdiction: Nevada

3. The principal office address of the entity's principal office is

Street address: 13791 E. Rice Place
(Street number and name)

Aurora *(City)* CO *(State)* 80015 *(ZIP/Postal Code)*
(Province – if applicable) United States *(Country)*

Mailing address
(**leave blank** if same as street address)
(Street number and name or Post Office Box information)
(City) *(State)* *(ZIP/Postal Code)*
(Province – if applicable) *(Country)*

4. The registered agent name and registered agent address of the entity's registered agent are

Name
(if an individual): Roper *(Last)* Brett *(First)* *(Middle)* *(Suffix)*

or

(if an entity) ______

***(Caution:** Do not provide both an individual and an entity name.)*

AUTHORITY Page 1 of 3 Rev. 12/01/2011

Street address | 13791 E. Rice Place
(Street number and name)

Aurora (City) | CO (State) | 80015 (ZIP Code)

Mailing address
(leave blank if same as street address)

(Street number and name or Post Office Box information)

(City) | CO (State) | (ZIP Code)

(The following statement is adopted by marking the box.)

☑ The person appointed as registered agent above has consented to being so appointed.

5. The date the entity commenced or expects to commence transacting business or conducting activities in Colorado is 04/01/2014.
(mm/dd/yyyy)

6. *(If applicable, adopt the following statement by marking the box and include an attachment.)*

☐ This document contains additional information as provided by law.

7. *(**Caution:** Leave blank if the document does not have a delayed effective date. Stating a delayed effective date has significant legal consequences. Read instructions before entering a date.)*

(If the following statement applies, adopt the statement by entering a date and, if applicable, time using the required format.)
The delayed effective date and, if applicable, time of this document is/are ________________.
(mm/dd/yyyy hour:minute am/pm)

Notice:

Causing this document to be delivered to the Secretary of State for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual's act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the Secretary of State, whether or not such individual is named in the document as one who has caused it to be delivered.

8. The true name and mailing address of the individual causing the document to be delivered for filing are

Szatkowski (Last) | Kelly (First) | (Middle) | (Suffix)

19900 MacArthur Blvd
Suite 1150
(Street number and name or Post Office Box information)

Irvine (City) | CA (State) | 92612 (ZIP/Postal Code)

(Province – if applicable) | United States. (Country)

(If the following statement applies, adopt the statement by marking the box and include an attachment.)

☐ This document contains the true name and mailing address of one or more additional individuals causing the document to be delivered for filing.

AUTHORITY Page 2 of 3 Rev. 12/01/2011

Disclaimer : This form / cover sheet, and any related instru c tions, are not intended to provide legal , business or tax ad v ice, and are furnished without representation or w arranty . While thi s form/cover she e t is believed to satisfy minimum legal requirements as of its revision date , compliance with applicabl e law , as the sam e ma y be amended from time to time , remains the responsibility of the user of this form / cover sheet . Questions shou l d be addressed to the user ' s legal , business or tax advisor(s) . AUT H O R IT Y Pa ge 3 of3 R e v . 1 2/ 01/ 2 011

Colorado Secretary of State - Confirmation

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Your filing and payment were successful. Print this receipt for your records.

Payment		Filing Details	
Amount Paid:	$100.00	Date and Time:	04/03/2014 01:10 PM
Type:	CREDIT	ID Number:	20141222923
Last 4 Digits:	6123	Document Number:	20141222923

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4/3/2014

BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for
Commercial Recordings

STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Certified Copy

2/18/2021 9:48:41 AM

Work Order Number: W2021021800422
Reference Number: 20211243619
Through Date: 2/18/2021 9:48:41 AM
Corporate Name: MEDICINE MAN TECHNOLOGIES, INC.

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number	Description	Number of Pages
20140609612-11	Amendment	1

Respectfully,

BARBARA K. CEGAVSKE
Nevada Secretary of State

Certified By: Rhonda Tuin
Certificate Number: B202102181439269
You may verify this certificate
online at http://www.nvsos.gov

Filed in the Office of Secretary of State State Of Nevada Business Number E0149142014 - 4 Filing Number 20140609612 - 11 Filed On 08/25/2014 Number of Pages 1

BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for Commercial Recordings

STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Certified Copy

2/18/2021 9:48:38 AM

Work Order Number: W2021021800422
Reference Number: 20211243619
Through Date: 2/18/2021 9:48:38 AM
Corporate Name: MEDICINE MAN TECHNOLOGIES, INC.

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number	Description	Number of Pages
20150124902-66	Amendment	1

Respectfully,

BARBARA K. CEGAVSKE
Nevada Secretary of State

Certified By: Rhonda Tuin
Certificate Number: B202102181439267
You may verify this certificate
online at http://www.nvsos.gov

Filed in the Office of Secretary of State State Of Nevada Business Number E0149142014 - 4 Filing Number 20150124902 - 66 Filed On 03/19/2015 Number of Pages 1

STATE OF NEVADA

BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for Commercial Recordings

OFFICE OF THE SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Business Entity - Filing Acknowledgement

12/13/2019

Work Order Item Number:	W2019121301077-288862
Filing Number:	20190351575
Filing Type:	Amendment After Issuance of Stock
Filing Date/Time:	12/13/2019 12:50:00 PM
Filing Page(s):	3

Indexed Entity Information:

Entity ID: E0149142014-4

Entity Name: MEDICINE MAN TECHNOLOGIES, INC.

Entity Status: Active

Expiration Date: None

Commercial Registered Agent

UNISEARCH, INC.

321 W WINNIE LN STE 104, CARSON CITY, NV 89703, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

Barbara K. Cegavske

BARBARA K. CEGAVSKE
Secretary of State

Page 1 of 1

Commercial Recording Division
202 N. Carson Street

Filed in the Office of Secretary of State State Of Nevada Business Number E0149142014 - 4 Filing Number 20190351575 Filed On 12/13/2019 12:50:00 PM Number of Pages 3

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701 - 4201 (775) 684 - 5708 Website: www.nvsos.99v 4 T 5 C c ] · Profit Corporation: Certificate of Amendment (PuRsuANTTONRs1s.3so&1s.3ss/7s.3soi Certificate to Accompany Restated Articles or Amended and Restated Articles cPuRsuANT To NRs 1a.4o3) Officer's Statement (PuRsuANTToNRsao.030> . Effective Date and ime: (Optional) Date: [ - - - - - · - ·· - - - -- - - -- ] Time: [ .· - · ·· -- - - · - - - · · - -- ·· - J (must not be later than 90 days after the certificate is filed) . Information Being hanged: (Domestic orporations only) Changes to takes the following effect: O The entity name has been amended. U The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) O The purpose of the entity has been amended. jg] The authorized shares have been amended. [J The directors, managers or general partners have been amended. C: l IRS tax language has been added. [J Articles have been added. D Articles have been deleted. [ ] Other . . . ·· · · ·· · - . • T . he articles _ ha ve.been a mended a . s follows : Jprovide . article_numbers, __ If av ailable . . ) • Article 3 has been amended • See attached Annex A (attach additional page(s) if necessary) 6. Signature: (Required) Q h - f:_ _ .....fr>_eµ_y_J Signature of Officer or Authorized Signer Title x _ 1 --- Signature of Officer or Authorized Signer Title •it any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, i n addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof. Please Include any required or optional Information In space below: (attach additional page(s) if necessary) This form must be accompanied by appropriate fees . Page 2 of 2 Revised : 1/112019

Annex A Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 • After Issuance of Stock) MEDlCINE MAN TECHNOLOGIES, INC. Article3 of the Corpora t ion's Articles of [ncorporation is hereby amended to provide as follows: The Corporation is authorized to issue two classes of shares, designated "Preferred Stock" and "Common Stock." The number of shares of Prefen·ed Stock authorized is I 0,000,000, par value $0.00 I and the number of shares of Common Stock authorized 250,000,000, par value $0.00 I. The preferred Stock may be divided into such number of series as the Board may determine . The Board is authorized to determine and alter the right, preferences, privileges and restrictions granted and imposed upon any wholly unissued series of Preferred Stock, and to fix the number and designation of shares of any series of PreferredStoc . k The Board, within limits and restrictions stated in any resolution of the Board, originally fixing the number of shares constituting any series may increase or decrease, but not below the number of such series then outstanding, the shares of any subsequent series.

NEVADA STATE BUSINESS LICENSE MEDICINE MAN TECHNOLOGIES, INC. Nevada Business Identification # NV20141198339 Expiration Date: 03/31/2020 In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada . Valid until the expiration date listed unless suspended, revoked or cancelled in accordance with the provisions in Nevada Revised Statutes. License is not transferable and is not in lieu of any local business license, permit or registration. License must be cancelled on or before its expiration date if business activity ceases. Failure to do so will result in late fees or penalties which, by law, cannot be waived . Certificate Number: B20191213439180 You may verify this certificate online at http://www.nvsos.gov IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on 12/13/2019. BARBARA K. CEGAVSKE Secretary of State

BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for
Commercial Recordings

STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Certified Copy

2/18/2021 9:48:51 AM

Work Order Number:	W2021021800422
Reference Number:	20211243619
Through Date:	2/18/2021 9:48:51 AM
Corporate Name:	MEDICINE MAN TECHNOLOGIES, INC.

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number	Description	Number of Pages
20201103858	Certificate of Designation	17

Respectfully,

BARBARA K. CEGAVSKE
Nevada Secretary of State

Certified By: Rhonda Tuin
Certificate Number: B202102181439277
You may verify this certificate
online at http://www.nvsos.gov

Filed in the Office of Secretary of State State Of Nevada Business Number E0149142014 - 4 Filing Number 20201103858 Filed On 12/16/2020 8:00:00 AM Number of Pages 17

MEDICINE MAN TECHNOLOGIES, INC. CERTIFICATE OF DESIGNATION OF SERIES A CUMULATIVE CONVERTIBLE PREFERRED STOCK Pursuant to Nevada Revised Statutes (" NRS ") 78 . 195 and 78 . 1955 , the undersigned officer of Medicine Man Technologies, Inc . , a Nevada corporation (the ·' Corporation " ), hereby certifies : The Articles of Incorporation of the Corporation, as amended to date (and as further amended from time to time, the " Articles of Inco rporation ' ' ), confer upon the Corporation's Board of Directors (the " Board of Directors '') the authority to provide for the designation and issuance of shares of preferred stock , par value $ 0 . 00 l per share, in a series and to establish the number of shares to be included in such series and to fix the designation, rights, preferences, privileges and restrictions granted and imposed upon any of the shares of such series . The Board of Directors has duly adopted the following resolution creating a series of the Corporation's preferred stock designated as the Series A Cumulative Convertible Preferred Stock : RESOLVED , that pursuant to the authority vested in the Board of Directors in accordance with the provisions of the Articles of Incorporation, such series of preferred stock, par value $ 0 . 00 l per share, of the Corporation is hereby created, and that the designation and number of shares thereof and the rights , preferences, privileges and restrictions of the shares of such series, and the qualifications, limitations and restrictions thereof are as follows : l . Definitions . For the purposes hereot the following tenns sh a ll have the following meanmgs : " Anticipated Change of Control Not ice ' ' shall have the meaning set forth in Section 6(b) . " Busines s Dav" means any day other than Saturday, Sunday or oth e r day on which commercial banks in The City of New York are authorized or required by law to remain closed . "Change of Control Transaction" means the occurrence after the date hereof of any of: (a) the acquisition by any Person, including any syndicate or group deemed to be a "person" under Section 13 (d)(3) of the Exchange Act , of beneficial ownership, directly or indirectly , through a purchase, merger or other acquisition transaction or series of related purchases, mergers or other acquisition transactions of shares of the Corporation , in each case, which such transaction or transactions are with the Corporation or approved by the Board of Dire c tors , entitling that person to exercise more than a majority of the total voting power of all shares of the Corporation entitled to vote generally in elections of dir ec tors ( except that such Person will be deemed to have beneficial ownership of all securities that such Person has the ri g ht to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition) ; (b) the Corporation m e rges into or consolidates with any other Person, or any Person merges into or consolidates with the Corporation and, after giving effect to such transactio n , the stockholders of the Corporation immediately prior to such transaction own less than a majority of the aggregate voting power of the Corporation or the successor entit y of such 21 . \ 19012 transaction immediately after such transaction ; ( c) the Corporation vol untaril y sells, leases, transfers or otherwise disposes, in a single transaction or a series of related transactions , all or substantially all of its assets to another Person and the stockholders of the Corporation immediately prior to such transaction own less than a majority of the aggregate voting po we r of the acquiring entity immediately after such transaction ; or (d) the Common Stock ceases to b e listed on any Trading Market . "Common Stock " means the Corporation ' s common stock, par va lue $ 0 . 00 I per s hare , and stock of any other class of securities into which such securities may hereafter be reclassi fi ed or changed . " Conversion Price " shall have the meaning set forth in Section 7 (a)(i) . "Conversion Sh ar es" means, collectively, the shares of Common Stock issuable upon conversion of the shares of Preferred Stock in accordance with the te rms hereof . " C umulative Dividend " shall have the me ani ng set forth in Section 4(a) . '· Deemed Liquidation '' shall have the meaning set forth in Section 6(b) . .. Deemed Liquidation Election " shall h a ve the meaning set forth in Section 6(b ) . '' Dividend Payment Date " shall ha ve the meaning se t forth in Section 4(a) . "Forced Conversion D ate " shall have the meaning set forth in Sect ion 7 (b) (ii) . " Force d Redemption Notice " shall have the meanin g set fort h in Section 9 (b) . '· Holder " shall ha ve the meaning give n such term in Section 4 (a) . " Junior Securities " shall have the meaning set forth in Section 3 . " Liquidation " shall h ave the meaning set forth in Section 6(a) . " Listing Event " means the listin g of th e Corporation's Common Stock on the Nasdaq Capital Market . the Nasdaq Global Market, the Nasdaq Global Select Market . the New York Stock Exchange, followed within 90 days thereafter by a public offering of Common Stock that generates gross proceeds to the Corporation of no less than $ 100 millio n . " MNPI " shall have the meaning set forth in Section l l ( h) . "Notice of Forced Co n version" shall ha ve the meaning set forth in Section 7 ( b)(ii) . ''Notice of Forced Conve rsion D at e" shall have the meanin g set forth in Section 7(b)( ii) . .. Notice of Voluntary Conversion " shall have the meanin g set forth in Section 7 (a) ( ii) . 21 - ll9012 2

" Original Issue Date " means the date of the first issuance by the Corporation of any share of the Preferred Stock . " Parity Securities " shall have the meaning set forth in Section 3 . "Person" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind . "Preference A m ount" shall have the meaning set forth in Sec tion 2 , as the same may be increased pursuant to Section 4 . "Preferred Stock" shall have the meaning set forth in Section 2 . " Redemption Price " shall have the meaning set forth in Section 9(c) . " Representatives " shall ha ve the meaning set forth in Section 1 l(h) . " Senior Securities " shall have the meaning set forth in Section 3 . " S hare Delivery Date " shall have the meaning set forth in Section 7(c ) . " Trading Day " means a da y on which the principal Trading Market i s open for business . " Trading Market " means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question : the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, th e New York Stock Exchange, OTC Bulletin Board , OTCQB, OTCQX or any recognized stock exchange in North America (or any successors to any of the foregoing) . " Voluntary Conversion Date " shall have the meaning set forth in Section 7( a) (ii) . 2. Designation, Par Value and Preference Amount . The series of preferred stock is hereby designated as Series A Cumulative Convertible Preferred Stock (the "Preferred Stock ") and the number of shares so desi gna ted shall be 60 , 000 . Each share of Preferred Stock shall have a par value of $ 0 . 00 I per share and a preference amount equal to $ 1 , 000 , subject to inc r ease as set forth in Section 4 below (the '' Preference Amount '') . 3. Ranking . Unless provided otherwise in this Cert ific ate of Designation . the Preferred Stock, with respect to conversion rights . redemption payments, and rights upon liquidation , dissolution o r winding - up of the affairs of the Corporation or a Change of Control Tran sact ion, shall rank : (a) senior to the Common Stock and a n y otha c la ss of capital stock or other securities the Corporation issued after the effective date of this Certificate of Designation . the terms of which do not provide that they rank senior to the Prefe rr e d Stock (collectively, · ' Juni o r Securities ") ; (b) on parity w ith any c l ass of capital stock or other securities th e Co rporation issues after the effective date of this Certificate of Designation , the ten 11 s of which provide that th ey rank on parit y with the Preferred Stock (co llec tively , " Pa rit y Securities ") ; (c) 21.+190 1 2 3 junior to each class of capital stock or other securities the Corporation issues after the effective date of this Certificate of Designation, the terms of which provide that such securities rank senior to the Preferred Stock (collectively, '' Senior Securities ") ; and (d) junior to all of the Corporation's existing and future indebtedness . 4. Dividends. (a) Dividen ds in Kind . Holders of Preferred Stock (each, a "Holder," and collectively, the " Holders ") shall be entitled to receive, and the Corporation shall pay, a cumulative dividend (each, a ''Cu mulati ve Dividend" and collectively, " Cumulative Dividends ") at the rate of 8 % per annum on the Preference Amount per share, payable annually on each anniversary of the Original Issue Date, to Holders of record on each such payment date ( each such date, a " Dividend Payment Date "), by having each such Cumulative Dividend automatically accrete as of the relevant Dividend Payment Date to , and increase . the outstanding Preference Amount, and shall thereafter be considered fully paid and no longer accrued and unpaid Cumulative Dividends . (b) Dividend Calculatio ns . Cumulative Dividends . on the Preferred Stock shall be calculated on the basis of a 360 - day year . consisting of twelve 30 - calendar - day periods, and shall accrue daily commencing on the Original Issue Date, and shall be deemed to accrue from such date whether or not earned or declared and whether or not there are funds of the Corporation legally available for the payment of dividends in accordance with NRS 78 . 288 or otherwise . Cumulative Dividends shall cease to accrue with respect to any share of Preferred Stock upon the conversion or redemption of such share . 5. Votine : Rights . On any matter presented to the Corporation's stockholders for their action or consideration at any meeting of the Corporation's stockholders (or by written consent of stockholders in lieu of meeting), each Holder of outstanding shares of Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Preferred Stock held by such Holder would convert into as of the record date for detem 1 ining stockholders entitled to vote on such matter as if such shares of Preferred Stock were convertible as of such date . Except as provided by law or by the other provisions of the Articles of Inco rporation , Holders shall vote together with the hold e rs of Common Stock as a single class . 6. Liquidation . (a) Ge n eral. In the event of any vo luntary or involuntary liquidation, dissolution or winding - up of the Corporation (each , a ' · Liquid a tion " ) , the Hold e rs shall be entitled, to ge the r a nd pro rata with the holders of Parity Secur iti es, to be paid out of th e Corporation's assets available for distributions to its stockholders, before any payment shall be made to the holders of Junior Securities by reason of their ownership thereof , an amount in cash equal to the Preference Amount for each share of Preferred Stock plus the pro rata portion of the amount of the next Cumulative Dividend for the period between the previous Dividend Payment Date and th e date of such Liquidation , and if the assets of the Corporation shall be insufficient to pay s uch amounts in full, then th e e ntire assets to be distributed to the Holders shall b e ratably distributed among the Holders in accordance with the respective amounts that would be payable 2 1 1 90 1 2 4 on such shares if all amounts payable thereon were paid in full . The Corporation shall mail written notice of any such Liquidation, not less than 45 days prior to the payment date stated therein, to each Holder . (b) Change of Control Transaction . In the event the Corporation anticipates consummating a Change of Control Transaction, at least 21 days prior to the consummation of such Change of Control Transaction, the Corporation shall provide written notice to the Holders disclosing the material terms of such Change of Control Transaction and the anticipated consummation date (an '' Anticipated Change of Control Notice " ) . At the written election o f the Corporation to the Holders or the Holders holding not less than a majority of the then issued and outstanding shares of Preferred Stock to the Corporation, in each case, no more than IO days after the Anticipated Change of Control Notice is deemed delivered hereunder (a '' Deemed Liquidation Election " ) , such Change of Control Transaction shall be deemed a Liquidation for purposes of this Section 6 (a '" Deemed Liquidation" ) . Upon the consummation of a Deemed Liquidation, the Holders shall, in consideration of cancellation of their shares of Preferred Stock, be entitled . together and pro rata with the holders of Parity Securities , to the same rights such Holders are entitled to under this Section 6 upon the occurrence of a Liquidation . The amount deemed paid or distributed to the Holders under Section 6 (a) upon a Deemed Liquidation in consideration of cancellation of their shares of Preferred Stock shall be the cash or the value of the property, rights or securities paid or distributed to the Holders in such Deemed Liqu id a tio n . The value of such property, rights or securities shall be equal to the fair market value, as determined in good faith by the Board of Directors . 7. Comersion . ( a ) Voluntary Conversions at Option of Holder . (i) General . Each share of Preferred Stock shall be con ve rtible at the option of the Holder thereof (1) after the occurrence of a Listing Event, (2) after the receipt of an Anticipated Change of Control Notice (even if the Corporation shall have sent a Deemed Liquidation Election), but solely in the event the Change of Control Transaction that is the subject of such Anticipated Change of Control Notice is consummated, (3) after the rec e ipt by the Holders of a Forced Redemption Notice, but solely with respect to the shares of Preferred Stock that are the subject of such Forced Redemption Notice , and (4) at any time after the first anniversary of the Ori g inal Issue Date, in each case, into that number of shares of Common Stock detennined by dividing (x) the Preference Amount of such share of Preferred Stock, plus the pro rata portion of the amount of the next Cumulative Dividend for the period between the previous Dividend Payment Date and the date of such conversion, by (y) $ l . 20 , subject to adjustment as provided herein (as adjusted, the '' Conversion Price '') ; provided that, in each Notice of Voluntary Conversion, a Holder must request conversion of (X) a number of shares of Preferred Stock havin g an aggregate Preference Amount equal to or exceeding $ l 00 , 000 , or, (Y) if less, all of the shares of Preferred Stock held by such Holder . (ii) Notice of Voluntary Conversion . Holders shall effect any conversion under Section 7 (a) by providing the Corporation (or its agent appointed to administer conversion of the Preferred Stock) with a notice in the form attached hereto as Ann ex A (each , a 21419012 5

" Notice of Voluntary Conversion "), (I) in the case of the occurrence of a Listing Event, within 90 days thereafter . (2) in the case of an Anticipated Change of Control Notice, no more than 14 days after such Anticipated Change of Control Notice is deemed delivered hereunder, and (3) in the case of a Forced Redemption Notice, no more than IO days after such Forced Redemption Notice is deemed delivered hereunder . Each Notice of Voluntary Conversion shall specify the number of shares of Preferred Stock a Holder elects to be converted and, in the case of a Listing Event or a Forced Redemption Notice, the date on which such conversion is to be effected, which date may not be prior to the date the applicable Notice of Voluntary Conversion is delivered to the Corporation or its agent appointed to administer conversion of the Preferred Stock (such date, the " Voluntary Conversion Date ") . If no number of shares of Preferred Stock is specified as elected to be converted in a Notice of Voluntary Conversion, all shares of Preferred Stock held by the Holder shall be deemed to be elected to be converted . If no Voluntary Conversion Date is specified in a Notice of Voluntary Conversion, in the case of a Listing Event or a Forced Redemption Notice, the Voluntary Conversion Date shall be the date that such Notice of Voluntary Conversion to the Corporation is deemed delivered hereunder . The Voluntary Conversion Date in the case of an Anticipated Change of Control Notice shall be the date of the consummation of the Change of Control Transaction that is the subject of such Anticipated Change of Control Notice . Upon delivery of the Notice of Voluntary Conversion by a Holder, in the case of a Listing Event, a Forced Redemption Notice or voluntary conversion after the second anniversary of the Original Issue Date, such Holder shall be deemed for all purposes to have become the holder of record of the Conversion Shares with respect to which the Preferred Stock has been converted, irrespective of the date of delivery of the certificates evidencing such Conversion Shares . No ink - original Notice of Voluntary Conversion shall be required , nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Voluntary Conversion form be required . The calculations and entries set forth in the Notice of Voluntary Conversion shall control in the absence of manifest or mathematical error . Further , the calculations made by the Corporation or its agent appointed to administer conversion of the Preferred Stock concerning information required in a Notice of Voluntary Conversion in the form attached hereto as Annex A that is not actually provided in a Notice of Voluntary Conversion . shall control in the absence of manifest or mathematical error . To effect any conversion of shares of Preferred Stock, a Holder shall not be required to surrender the certificate(s) representing the shares of Preferred Stock to the Corporation unless all of the shares of Preferred Stock represented thereby are so conve rted , in which case such Holder shall deliver the certificate representing such shares of Preferred Stock promptly following the Voluntary Conversion Date at issue . With respect to Preferred Stock held in electronic forn 1 through a broker, bank or other nominee . if required by the transfer agent, Holder shall cause its broker, bank or nominee to return to the Corporation, in electronic form, the number of shares of Preferred Stock being converted . (b) Forced Conversion by Corporation. ( i ) General . At the election of the Corporation (I) within 90 days after the occurrence of a Lis tin g Event, or (2) subject to Holders ' rights under Section 6 (b) and 2 - . @ 2 , within 14 days after an Anticipated Change of Control Notice is deemed delivered hereunder . in each case, each share of Preferred Stock shall be convertible, at the option of the Corporation , into that number of shares of Common Stock determined by dividing (x) the 21 1901 2 6

Preference Amount of such share of Preferred Stock plus the pro rata portion of the amount of the· next Cumulative Dividend for the period between the previous Dividend Payment Date and the date of such conversion, by (y) the Conversion Price . Notwithstanding anything to the contrary herein, the Corporation shall not have the option to force conversion of the Preferred Stock under this Section 6 (b) in the event that the Common Stock ceases to be listed on any Trading Market . (ii) Notice of Force d Conversion . The Corporation shall effect any conversion under Section 7 (b)(i) by delivering a written notice to all Holders (a " Notice of Forced Conversion, " and the date such notice is delivered to all Holders, the '· Notice of Forced Conversion Date ") . Each Notice of Forced Conversion shall specify the number of shares of Preferred Stock the Corporation elects to be converted . If no number of shares of Preferred Stock is specified as elected to be converted in a Notice of Forced Conversion . all shares of Preferred Stock held by the Holder shall be deemed to be elected to be conve rted . Each conversion under Section 7 (b)(i) shall be deemed to occur (1) in the case of a Listing Event, on the second Trading Day following the Notice of Forced Conversion Date is deemed delivered hereunder, and (2) in the case of an Anticipated Change of Control Notice, on the date of the consummation of the Change of Control Transaction that is the subject of such Anticipated Change of Control Notice (such date, the " Forced Conversion Date ") . Notwithstanding the foregoing . for any Notice of Forced Conversion in connection with an Anticipated Change of Control Notice to be effective, the Change of Control Transaction that is the subject of such Anticipated Change of Control Notice must not be or become subject to a Deemed Liquidation Election . No ink - original Notice of Forced Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Forced Conversion fonn be required . The calculations and entries set forth in the Notice of Forced Conversion shall control in the absence of manifest or mathematical error . Further, the calculations made by the Corporation or its agent appointed to administer conversion of the Preferred Stock concerning information required in a Notice of Forced Conversion that is not actually provided in a Notice of Forced Conversion . shall control in the absence of manifest or mathematical etTor . Upon receipt of a Notice of Forced Conversion , each Holder shall (i) surrender the certificate(s) representing the shares of Preferred Stock to be converted to the Corporation, and . (ii) with respect to Preferred Stock held in electronic fom 1 through a broker , bank or other nominee, if required by the transfer agent, cause its broker , bank or nominee to return to the Corporation, in electronic form, the number of shares of Preferred Stock being converted . (c) Mechanics of Conversion . (i) Delivery of Conversion Shares Upon Conversio n . Not later than five Trading Days after any Voluntary Conversion Dat e or Forced Conversion Date (the " Share Deliverv Date ") , the Corporation shall deli ver , or cause to b e deliv e red , to the converting Holder : (A) the number of Conversion Shares being acquired upon the conversion of the Preferred Stock. and (B) a bank check in the amount of any amount payable under Section 7(c)(iii) . The Corporation shall deliver the Conversion Shares in certific a ted form if the converted shares of Preferred Stock were held in certificated form and electronically thro u g h the Depository Tru st Com pany or another established cle ar ing corporation perfo rmin g s imila r functions if the converted shares of Preferred Stock were held in electronic form. 21 - ! 1901 2 7

(ii) Reservation of Shares Issuable Upon Conversion . The Corporation covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock, for the sole purpose of issuance upon conversion of the Preferred Stock and free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holders, not less than such aggregate number of shares of the Common Stock then issuable (taking into account the adjustments of Section 8 ) upon the conversion of the then outstanding shares of Preferred Stock . The Corporation covenants that all shares of Common Stock issued in accordance with the terms of this Certificate of Designation shall, upon such issuance, be duly authorized, validly iss ued , fully paid and nonassessable . (iii) Fractional S har es . No fractional shares or scrip representing fractional shares shall be issued upon the conversion of the Preferred Stock . As to any fraction of a share which the Holder would otherwise be entitled upon such conversion, the Corporation shall at its election , either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share . (iv) Transfer Taxes and Expenses . The issuance of Conversion Shares on conversion of this Preferred Stock shall be made without charge to any Holder for any documentary stamp or similar taxes or transfer taxes that may be payable in respect of the issue or delivery of such Conversion Shares, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such Conversion Shares upon conversion in a name other than that of the Holders of such shares of Preferred Stock and the Corporation shall not be required to issue or deliver such Conversion Shares unless or until the Person or Persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid . The Corporation shall pay all transfer agent fees required for same - day processing of any Notice of Conversion and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same - day electronic delivery of the Conversion Shares, if applica ble . 8. Certain Adjustments. (a) Stock Splits and Combinations. (i) If the Corporation shall at any time or from time to time after the Original Issue Date increase the number of outstanding shares of Preferred Stock by means of a subdivision (including by way of a stock split), reclassification or other similar event of the outstanding shares of Preferred Stock, the applicable Preference Amount in effect immediately before that subdivision, reclassification or other similar event shall be proportionately r e duced . (ii) If the Corporation shall at any time or from time to time after the Original Issue Date decrease the number of outstanding shares of Preferred Stock by means of a combination (including by way of a reverse stock split), reclassification or other similar event of the outstanding shares of Preferred Stock, the applicable Preference Amount in effect immediately b efore that combination, reclassification or other similar even t shall b e proportionately in crease d . 2 1 - 1 1 9 0 1 2 8

(iii) If the Corporation shall at any time or from time to time after the Original Issue Date increase the number of outstanding shares of Common Stock by means of a subdivision (including by way of a stock split) , reclassification or other similar event , of the outstanding Common Stock, the applicable Conversion Price in effect immediately before that subdivision , reclassification or other similar event shall be proportionately decreased so that the number of shares of Common Stock issuable upon conversion of each share of Preferred Stock shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding . (iv) If the Corporation shall at any time or from time to time after the Original Issue Date decrease the number of outstanding shares of Common Stock by means of a combination (including by way of a reverse stock split), reclassification or other similar event . of the outstanding Common Stock , the applicable Conversion Price in effect immediatel y before that combination , reclassification or other similar event shall be proportionately decreased so that the number of shares of Common Stock issuable upon conversion of each share of Preferred Stock shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding . (v) Any adjustment under this subsection shall become effective at the close of business on the date the subdivision, combin a tion , reclassification or other similar e ve nt becomes effective . (b) Stock Dividends . (i) If the Corporation at any time or from tim e to time afte r the Ori g inal I s s ue Date makes or i ss ues, or fixes a record date for the determination of holder s of Common Stock entitled to receiv e, a dividend or other distribution payable on th e C o mmon Stock in additional shares of Common Stock , then, in each such event the applicable Conv e r s ion Price in effect immediately before such event shall be decreased as of the time of s uch issuance or , in the event such a record date sh a ll have been fixed , as of the close of business on such record date , by multipl y in g the applicable Conversioi 1 Pric e then in effect b y a fraction (1) the num e rator of which shall be the total number of sh a res of Common Stock i ss u e d a nd out s tand i ng immediately before the time of such i ss uance or the clo s e of bu s ine s s on such r e cord d a te , and (2) th e d e nomin a tor of which sh a ll b e th e tot a l number o f s h a r e s of Common Stock i ss u e d and outstanding immediately before the time of such issuance or the close of business on such record date plu s th e number of s hares of Common Stock issuable in payment of such dividend . (ii) Notwithstanding the for eg oin g, (1) if such record d a t e s h a ll ha v e been fix e d and such dividend is not fully p a id or if su c h distribution i s not fully made on th e date fixed therefor , th e applicable Co nv e r s ion Pric e shall be r e comput e d ac cordin g ly as o f th e c l ose of business on such record date and thereafter the applicable Conversion Price sh a ll be adjusted pursuant to this subsection as of the tim e of actual p ay m e nt of such di v ide nd s or distributio ns; a nd (2) that no such adjustment shall be made if th e hold e r s of Preferred S t ock s imultane o u s l y receive a dividend or other di s tribution of s hares of Common Stock in a number equal t o the numb e r of s har es o f Common St o ck as they would ha ve rec e iv e d if a ll out s t a ndin g s h a r es of Pr e f e rr e d Sto c k h a d be e n conve rt e d into Co m m on St o ck on th e d a t e o f s u c h e v en t. 2 141 90 1 2 9

(c) Calculations. All calculations under this Section 8 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 8, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Corporation) issued and outstanding.

(d) Notice of Adjustment to Conversion Price. Whenever the Conversion Price or Preference Amount is adjusted pursuant to any provision of this Section 8, the Corporation shall promptly deliver to each Holder a written notice setting forth the Conversion Price or Preference Amount, as applicable, after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

9. Redemption.

(a) Voluntary Redemption. At the written election of any Holder (i) within 90 days after a Listing Event, (ii) at any time after the fifth anniversary of the Original Issue Date, (iii) within 14 days after an Anticipated Change of Control Notice is deemed delivered hereunder, or (iv) within 5 days after a Notice of Forced Conversion shall be deemed to have been sent, such Holder may elect to have the Corporation redeem all or any portion of such Holder's shares of Preferred Stock for the Redemption Price per share. Notwithstanding the foregoing, for any redemption request in connection with an Anticipated Change of Control Notice to be effective, the Change of Control Transaction that is the subject of such Anticipated Change of Control Notice (x) must not be or become subject to a Deemed Liquidation Election, and (y) must be consummated. Notice of redemption must be given by a Holder to the Corporation at least 20 Business Days before the desired redemption date. Notwithstanding the foregoing, after receipt of a redemption notice from a Holder, the Corporation may elect to defer such redemption by deferring the redemption date one or more times until no later than the date that is 12 months (the "Deferral Period") from the redemption date originally requested by such Holder by providing written notice to such Holder of such deferral within 20 Business Days before the redemption date originally requested by such Holder; provided that the Cumulative Dividends on the Preferred Stock during such deferred redemption period shall be increased to a rate of 10% per annum on the Preference Amount per share for the first 6 months of the Deferral Period and shall thereafter increase to a rate of 15% per annum on the Preference Amount per share. Notwithstanding anything to the contrary herein, during the Deferral Period the Corporation shall act in good faith, use all commercially reasonable efforts to pay the full redemption amount as soon as practicable, and shall not take any actions that are intended to delay or reduce the payment of the full redemption amount as soon as practicable.

(b) Forced Redemption. At the option of the Corporation, at any time within 90 days after a Listing Event, the Corporation may elect to redeem all or any portion of Preferred Stock for the Redemption Price per share. Notice of redemption (a "Forced Redemption Notice") shall be given by the Corporation to the Holders as provided in Section 11(a), and must be given at least 20 days before the desired redemption date.

(c) Redemption Price; Miscellaneous. The redemption price for any shares of Preferred Stock to be redeemed shall be payable in cash, out of funds legally available therefor,

21419012

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and shall be equal to the Preference Amount per share plus the pro rata portion of the amount of the next Cumulative Dividend for the period between the previous Dividend Payment Date and the date of such redemption (the " Redemption Price '') . If fewer than all of the outstanding shares of Preferred Stock are to be redeemed at any time, the Corporation shall redeem shares proportionally from all Holders . Notwithstanding anything herein to the contrary, the Corporation may repurchase shares of Preferred Stock in the open market or in privat el y negotiated transactions at any time . I 0 . Cannabis Law Compliance and Unsuitability Redemption . Each Holder shall (a) take all action reasonably required by such Holder in such Holder's capacity as a holder of Preferred Stock to comply with applicable state cannabis laws and regulations, including , without limitation, making all requisite filings under such laws and regulations as and when required and reasonably keep the Corporation apprised of the same , and (b) upon the Corporation's reasonable request , at the Corporation's sole cost and expense, reasonably cooperate with the Corporation with respect to any Corporation report, filing, notification or other communication with or to any state governmental authority related to the Corporation's licenses, approvals, consents or obligations under state cannabis laws and regulations related to such Holder's capacity as a holder of Preferred Stock, including, without limitation, any investigation or inquiry by a state governmental authority related to any of the forego ing . The Corporation shall have the right but not the obligation to redeem all or any pmtion of the shares of Preferred Stock held by such Holder for cash at a per share purchase price equal to the greater of (i) the Preference Amount plus the pro rata portion of the amount of the next Cumulative Dividend for the period between the previous Dividend Payment Date and the date of such redemption per share, and (ii) (x) the Preference Amount plus the pro rata portion of the amount of the next Cumulative Dividend for the period between the previous Dividend Pa y ment Date and the date of such redemption per share divided by (y) the Conversion Price , and then multiplying the quotient by (z) the average closin g price of the Common Stock as reported on the Trading Market for the Common Stock for the 45 Trading Days immediately preceding the date of such redemption notice , on not less than five days' written notice, if such Holder or one of its affiliates is detern 1 ined to be unsuitable or disqualified to own a direct or indirect interest in the Corporation by a state governmental authority, including, without limitation, the Colorado Marijuana Enforcement Division ; provided, that , (A) to the extent perrnitted by the applicable state governmental authority without jeopardizing the Corporation's licenses , approvals, consents or obligations under state cannabis laws and regulations, the Corporation shall provide such Holder with a reasonable period to cure the cause for such deterrnination or disqualification prior to such redemption, (B) the Corporation shall only red ee m the Holder ' s shares of Preferred Stock to the extent necessary to comply with applicable state cannabis laws and regulations, and (C) the redemption price per share shall be equal to such Holder's original purchase price per shar e if such Holder or one of its affiliates is d etc rrnined by a state gove rnmenta l authority to have b ee n unsuitable or disqualified at the tim e of s uch Holder ' s acquisition of shares of Prefe 1 Ted Stock . 11. Miscellaneous . (a) Notices . Notices, consents, waivers or other communications required or . pcrrnitted to be g iven her e und e r includin g, without limitation , any Notice of Voluntary 21419012 11

Conversion or Notice of Forced Conversion must be in writing (other than a Notice of Voluntary Conversion or Notice of Forced Conversion required . to be submitted electronically through the Depository Tmst Company) and will be deemed to have been delivered : (i) upon receipt, when delivered personally ; (ii) upon delivery, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party) ; (iii) upon delivery, when sent by electronic mail (provided that the sending party does not receive an automated rejection notice) ; or (iv) upon receipt, when sent by overnight courier service, in each case properly addressed to the party to receive the same . The addresses . facsimile numbers and e - mail addresses for such communications shall be : If to the Corporation : Medicine Man Technologies, Inc . , 4880 Havana Street . Suite 20 L Denver, CO 80239 , Telephone : (303) 371 - 0387 , Facsimile : (303) 371 - 0598 , Attention : General Counsel, E - mail : dan@schwazze . com . If to a Holder, to such Holder's address and e - mail address then appearing in the books of the Corporation . with copies to such Holder's representatives , if any, then appearing in the books of the Corporation . Any notice address , facsimile number or email address for a party may be changed by delivering such other address, facsimile number and / or e mail address and / or to the attention of such other Person as the specified by written notice given to the Corporation or the Holders, as applicable, five calendar days prior to the effectiveness of such change . Written confim 1 ation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine or e - mail containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an o v ernight courier service in accordance with clause (i), (ii) or (iii) above, respectively . (b) L ost or Mutilated Preferred Stock Certificate . U pon receipt by the Corporation of evidence reasonably satisfactory to the Corporation of the loss , theft, destruction or mutilation of a Holder's Preferred Stock certificate , and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Corporation in customary forn 1 and, in the case of mutilation, upon surrender and cancellation of the mutilated certificate, the Corporation shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate . a new certificate for the shares of Preferred Stock so mutilated, los t , stolen or destroyed . (c) Amendment and W a iver . No provision of this Certificate of Design at ion may be amended, modified or waived except upon approval of such amendment, modification or waiver pursuant to an instrument in writing executed by the Corporation and the Holders of a majority of the then outstanding shares of the Preferred Stock (and, if required pursuant to the NRS , the filing of certificate of amendment to this Certificate of Designation in ac cordance with NRS 78 . 1955 ), and any such written amendment, modification or waiver shall be binding upon the Corporation and each holder of Preferred Stock ; provided that no such action shall modify or waive (i) the definition of Preference Amount, ( ii) the rate at which or the manner in which Cumulative Dividends accrue or accumulate or the times at which such Cumulative Dividends becom e payable pursuant to Section 4 , or (iii) this Section 1 l (c) , without the prior written consent of each holder of the then outstanding shares of Preferred Stock . Notwithstanding anything to the contrary set forth in this Certificate of Designation or the NRS (including, without limitation , NRS 7 8 . 1955 ) , no consent or approval of the holders of any Senior Securities, 2!41901 12

Parity Securities or Junior Securities shall be required m connection with any amendment, modification or waiver of this Certificate of Designation. (d) W ai ver . Any waiver by the Corporation or a Holder of a breach of any provision of this Certificate of Designation shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Certifica te of Designation or a waiver by any other Holders . The failure of the Corporation or a Holder to insist upon strict adherence to any term of this Certificate of Designation on one or more occasions shall not be considered a waiver or deprive that party ( or any other Holder) of the right thereafter to insist upon strict adherence to that term or any other term of this Certificate of Designation on any other occasion . Any waiver by the Corporation or a Holder must be in writing . (e) Severability . If any provision of this Certificate of Designation is invalid . illegal or unenforceable, the balance of this Certificate of Designation shall remain in effect , and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances . If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest pem 1 itted under applicable law . ( f ) Next Business Day . Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day. (g) Status of Converted or Redeemed Preferred Stock . If any shares of Preferred Stock shall be converted . redeemed or reacquired by the Corporation , such shares shall resume the status of authorized and unissued shares of the Corporation's preferred stock, shall no lon ge r be designated as Series A Cumulative Convertible Preferred Stock , and thereafter may be designated and issued as part of another series of the Corporation's preferred stock . (h) Material Non - Public Infor mati on . In the event that the Corporation believes that a notice provided by the Corporation to any Holder under this Certificate of Designation contains material , nonpublic infomrntion relating to th e Corporation or its subsidiaries ( " MNPI ") , the Corporation shall so indicate to such Holder contemporaneously with delivery of such notice . Each Holder agrees that such Holder will not disclose any MNPI it receives under the terms of this Certificate of Designation to any individual or entity, except to such Holder's affiliates, employees . officers , directors , partners , mana ge rs , shareholders , members , equity owners , agents , attorneys, accountants or advisors (collectively , " Representatives " ) who : (I) need to know such MNPI to assist such Holder , or act on its behalf, in such Holder's capacity as a Holder or to exercise its rights under this Certificate of Designation ; (2) are informed by such Holder of the confidential nature of such MNPI ; and (3) are subject to confidentiality duties or obligations to such Holder that arc no less restrictive than the terms and conditions of this Section 1 l{h) . Each Holder agrees that it shall b e responsible for any breach of Representatives this Section 1 l{h) caused by any of its Representatives , unless such entered into a separate confidentiality agreement wi th the Corporation. 21 19012 13

Notwithstanding the foregoing, this Section 11 (h) does not prohibit a Holder from reporting, or communicating or pa 11 icipating in any investigation or proceeding with respect to , possible violations of U . S . federal securities laws or regulation to any U . S . federal governmental agency or entity, including, without limitation , the U . S . Department of Justice, the Securities and Exchange Commission , the U . S . Congress and any U . S . agency inspector general, or making other disclosures that are protected under the whistleblower provisions of federal law or regulation . No prior authorization from the Corporation is required for such reports, communications or pa 11 icipation nor does a Holder need to notify the Corporation that such Holder has made such repo 11 or communication or is participating in any such investigation or proceeding . ********************* 2 1 - U 90 12 14

IN WITNESS WHEREOF, the undersigned officer of Medicine Man Technologies. Inc. has executed this Certificate of Designation as of December 16. 2020. MEDICINE MAN TECHNOLOGIES, INC. By : . - - - - Name: Nancy Huber Title: Chief Financial Officer 21419012

ANNEX A NOTICE OF VOLUNTARY CONVERSION (TO BE EXECUTED BY THE REGISTERED HOLDER IN ORDER TO CONVERT SHARES OF PREFERRED STOCK) The undersigned hereby elects to convert the number of shares of Series A Cumulative Convertible Preferred Stock indicated below into shares of common stock , par value $ 0 . 001 per share (the '" Common Stock ") . of Medicine Man Technologies, Inc . , a Nevada corporation (the " Corporation" ) , according to the conditions hereof, as of the date written below . If shares of Common Stock are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as may be required by the Corporation . No fee will be charged to the Holders for any conversion , except for any such transfer taxes . Conversion calculations : Date to Effect Conversio n : --------------------- Number of shares of Preferred Stock owned prior to Conversion: _ Number of shares of Preferred Stock to be Converted : ----------- Preference Amount of shares of Preferred Stock to be Converted : Number of shares of Common Stock to be Issued: ------------- Applicable Conversion Price: Number of shares of Preferred Stock subsequent to Conversion: _ Address for Delivery: ---------- o r DWAC Instructions: Broker no : ---- Account no: ----- HOLDER By: _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ Name : Title: 2141 9 012